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EXPLANATORY NOTE:

The Registration Statement filed on September 26, 2007 for The Diamond Portfolio Investment Trust (Accession Number 0000950137-07-014665) was erroneously filed under the 40 Act only and should have been filed under both the 33 Act and 40 Act. Subsequent to the filing of this POS AMI, we are re-filing the N-1A under both the 33 Act and 40 Act to correct this error.